As filed with the Securities and Exchange Commission on September 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0947630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(858) 768-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick C. Henry

President and Chief Executive Officer

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

(858) 768-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance Bridges, Esq. Vice President, General Counsel Entropic Communications, Inc. 6290 Sequence Drive San Diego, CA 92121 (858) 768-3600	Jason Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-168351

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	$19,916,250	$1,421

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional $19,916,250 worth of shares of our common stock, par value $0.001, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-168351), which was declared effective on August 5, 2010, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 29, 2010.

ENTROPIC COMMUNICATIONS, INC.

By:	/s/ PATRICK C. HENRY
Patrick C. Henry President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK C. HENRY Patrick C. Henry	President, Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2010

/s/ DAVID LYLE David Lyle	Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2010

/s/ * Umesh Padval	Chairman of the Board of Directors	September 29, 2010

/s/ * Thomas Baruch	Director	September 29, 2010

/s/ * Keith Bechard	Director	September 29, 2010

/s/ * Amir Mashkoori	Director	September 29, 2010

/s/ * Kenneth Merchant	Director	September 29, 2010

* By:	/s/ PATRICK C. HENRY
Patrick C. Henry Attorney-in-fact

2.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-168351), filed with the Securities and Exchange Commission on July 28, 2010.